TRANS ADVISER FUNDS, INC.

                             DISTRIBUTION AGREEMENT

        AGREEMENT made the 4th day of November 1996, between Trans Adviser Funds, Inc. (the "Corporation"), a corporation organized under the laws of the State of Maryland with its principal place of business at 500 East Main Street, Bowling Green, Kentucky 42102, and Forum Financial Services, Inc. (the "Distributor"), a corporation organized under the laws of the State of Delaware with its principal place of business at Two Portland Square, Portland, Maine 04101.

        WHEREAS, the Corporation is registered under the Investment Company Act of 1940, as amended (the "1940 Act") as an open-end management investment company and may issue its shares of common stock, no par value (the "Shares"), in separate series and classes; and

        WHEREAS, the Corporation desires that the Distributor, as principal underwriter, offer the Shares of the Corporation representing interests in each of the classes now existing or in the future created in each of the separate investment portfolios of the Corporation as listed from time to time on Schedule A hereto (each a "Fund" and, collectively, the "Funds") and the Distributor is willing to act as principal underwriter on the terms and conditions set forth in this Agreement;

        NOW THEREFORE, for and in consideration of the mutual covenants and agreements contained herein, the Corporation and the Distributor do hereby agree as follows:

        SECTION 1.  APPOINTMENT

        The Corporation hereby appoints the Distributor, and the Distributor hereby agrees, to act as distributor of the Shares for the period and on the terms set forth in this Agreement. In connection therewith, the Corporation has delivered to the Distributor copies of its Articles of Incorporation and Bylaws, the Corporation's Registration Statement and all amendments thereto filed pursuant to the Securities Act of 1933, as amended (the "Securities Act") or the 1940 Act (the "Registration Statement") and the current Prospectus and Statement of Additional Information of each Fund (collectively, as currently in effect and as amended or supplemented, the "Prospectus") and shall promptly furnish the Distributor with all amendments of or supplements to the foregoing.

        SECTION 2.  DISTRIBUTION SERVICES

        Subject to the direction and control of the Corporation's Board of Directors (the "Board"), the Distributor shall serve as distributor of the Shares.

        (a) As agent of and distributor for the Corporation, the Distributor shall offer, and solicit offers to subscribe to, the unsold balance of Shares as shall then be effectively registered under the Securities Act and applicable state securities laws. All subscriptions for Shares obtained by the Distributor shall be directed to the Corporation for acceptance and shall not be binding on the Corporation until accepted by it. The Distributor shall have no authority to make binding subscriptions on behalf of the Corporation. The Corporation reserves the right to sell Shares directly to investors through subscriptions received by the Corporation. The Distributor's rights hereunder shall not apply to Shares issued in connection with (i) the merger or consolidation of the Corporation or its series or classes with any other investment company or series or class thereof,
(ii) the Corporation's acquisition by purchase or otherwise of all or substantially all of the assets or stock of any other investment company, or
(iii) the reinvestment in Shares by the Corporation's shareholders of dividends or other distributions or any other offering by the Corporation of securities to its shareholders.

        (b) The Distributor shall use its best efforts to obtain subscriptions to Shares upon the terms and conditions contained herein and in the Prospectus, including the offering price. The Distributor shall send to the Corporation promptly all subscriptions placed with the Distributor. The Corporation shall advise the Distributor in its capacity as distributor of the approximate net asset value per Share at any time requested by the Distributor which is a net asset value determination time as disclosed in the Prospectus and at such other times as it shall have been determined. The Corporation shall furnish to the Distributor from time to time, for use in connection with the offering of Shares, such other information with respect to the Corporation and Shares as the Distributor may reasonably request. The Corporation shall supply the Distributor with such copies of the Prospectus as the Distributor may request. The Distributor may use its employees, agents and other persons who need not be its employees, at its cost and expense, to assist it in carrying out its obligations hereunder, but no such employee, agent or other person shall be deemed to be an agent of the Corporation or have any rights under this Agreement.

        (c) The Corporation reserves the right to suspend the offering of Shares at any time, in the absolute discretion of the Board, and upon notice of such suspension the Distributor shall cease to offer Shares.

        (d) The Corporation and the Distributor will cooperate with each other in taking such action as may be necessary to qualify Shares for sale under the securities laws of such states as the Corporation may designate, provided that the Distributor shall not be required to register as a broker-dealer or file a consent to service of process in any such state. The Corporation shall pay all fees and expenses of registering Shares under the Securities Act and of registering or qualifying Shares and the Corporation's qualification under applicable state securities laws. The Distributor shall pay all expenses relating to its broker-dealer qualification.

        (e) The Corporation represents that its Registration Statement and Prospectus under the Securities Act have been or will be, as the case may be, carefully prepared in conformity with the requirements of the Securities Act and the rules and regulations of the Securities and Exchange Commission (the "Commission") thereunder. The Corporation represents and warrants that its Registration Statement and Prospectus contain or will contain all statements required to be stated therein in accordance with the Securities Act and the rules and regulations of the Commission thereunder, and that all statements of fact contained or to be contained therein are or will be true and correct at the time indicated or on the effective date as the case may be; and that the Corporation's Registration Statement and Prospectus, when they shall become effective or be authorized for use, will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading to a purchaser of Shares. The Corporation will from time to time file such amendment or amendments to its Registration Statement and Prospectus as, in the light of future developments, shall, in the opinion of the Corporation's counsel, be necessary in order to have such Registration Statement and Prospectus at all times contain all material facts required to be stated therein or necessary to make any statements therein not misleading to a purchaser of Shares, but, if the Corporation shall not file such amendment or amendments within fifteen days after receipt of a written request from the Distributor to do so, the Distributor may, at its option, terminate this Agreement immediately. The Corporation shall not file any amendment to its Registration Statement and Prospectus without giving the Distributor reasonable notice thereof in advance; provided, however, that nothing in this Agreement contained shall in any way limit the Corporation's right to file at any time such amendments to its Registration Statement and Prospectus, of whatever character, as it deems advisable, such right being in all respects absolute and unconditional. The Corporation represents and warrants that any amendment to its Registration Statement and Prospectus hereafter filed will, when it becomes effective, contain all statements required to be stated therein in accordance with the 1940 Act and the rules and regulations of the Commission thereunder, that all statements of fact contained therein will, when the same shall become effective, be true and correct and that no such amendment, when it becomes effective, will include an untrue statement of a material fact or will omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading to a purchaser of Shares.

        (f) The Corporation will indemnify, defend and hold the Distributor, its several officers and directors, and any person who controls the Distributor within the meaning of Section 15 of the Securities Act (collectively, the "Distributor Indemnitees"), free and harmless from and against any and all claims, demands, liabilities and expenses (including the cost of investigating or defending such claims, demands or liabilities and any reasonable counsel fees incurred in connection therewith) which any Distributor Indemnitee may incur, under the Securities Act, or under common law or otherwise, arising out of or based upon any alleged untrue statement of a material fact contained in the Corporation's Registration Statement and Prospectus under the Securities Act or arising out of or based upon any alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, unless such statement or omission was made in reliance upon, and in comformity with, information furnished to the Corporation in connection therewith by or on behalf of the Distributor; provided, however, that in no event shall anything contained in this paragraph (f) be so construed as to protect the Distributor against any liability to the Corporation or its security holders to which the Distributor would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance of its duties, or by reason of its reckless disregard of its obligations and duties under this
Section 2. This agreement to indemnify the Distributor Indemnitees is expressly conditioned upon the Corporation being notified of any action brought against any Distributor Indemnitee, such notification to be given by letter, facsimile transmission or telegram to the Corporation and referring to the person against whom such action is brought within ten days after the summons or other first legal process shall have been served on such person. The failure so to notify the Corporation of any such action shall not relieve the Corporation from any liability which it may have to any Distributor Indemnitee otherwise than on account of the indemnification provided for in this paragraph (f). The Corporation will be entitled to assume the defense of any suit brought to enforce any such claim, and to retain counsel of good standing chosen by it and approved by the Distributor, which approval shall not be withheld unreasonably. In the event the Corporation elects to assume the defense of any such suit and retain counsel of good standing approved by the Distributor, the defendants in such suit shall bear the fees and expenses of any additional counsel retained by any of them. In the event the Corporation does not elect to assume the defense of any such suit, or in case the Distributor does not approve of counsel chosen by the Corporation or has been advised that it may have available defenses or claims which are not available to or conflict with those available to the Corporation, the Corporation will reimburse any Distributor Indemnitee named as defendant in such suit for the reasonable fees and expenses of any counsel retained by any such person. The indemnification provisions contained in this paragraph (f) and the Corporation's representations and warranties in this Agreement shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any Distributor Indemnitee and shall survive the sale of any Shares made pursuant to subscriptions obtained by the Distributor. The indemnification provisions of this paragraph (f) will inure exclusively to the benefit of the Distributor Indemnitees and their respective successors and assigns. The Corporation agrees promptly to notify the Distributor of the commencement of any litigation or proceeding against the Corporation or any of its Directors or officers in connection with the issue or sale of Shares.

        (g) The Distributor agrees to indemnify, defend and hold the Corporation, its several officers and directors, and any person who controls the Corporation within the meaning of Section 15 of the Securities Act (collectively, the "Corporation Indemnitees"), free and harmless from and against any and all claims, demands, liabilities, and expenses (including the cost of investigating or defending such claims, demands or liabilities and any reasonable counsel fees incurred in connection therewith) which any Corporation Indemnitee may incur under the Securities Act, or under common law or otherwise, but only to the extent that such liability or expense incurred by the Corporation Indemnitees resulting from such claims or demands shall arise out of or be based upon any alleged untrue statement of a material fact contained in information furnished in writing by the Distributor in its capacity as distributor to the Corporation for use in the Corporation's Registration Statement or Prospectus under the Securities Act, or shall arise out of or be based upon any alleged omission to state a material fact in connection with such information required to be stated in the Registration Statement or Prospectus or necessary to make such information not misleading. The Distributor's agreement to indemnify the Corporation Indemnitees is expressly conditioned upon the Distributor being notified of any action brought against a Corporation Indemnitee, such notification to be given by letter, facsimile transmission or telegram addressed and referring to the person against whom such action is brought within ten days after the summons or other first legal process shall have been served on such person. The Distributor shall have a right to control the defense of such action, with counsel of its own choosing, satisfactory to the Corporation, if such action is based solely upon such alleged misstatement or omission on the Distributor's part, and in any other event the Distributor and the Corporation Indemnitees named shall each have the right to participate in the defense or preparation of the defense of any such action. The failure so to notify the Distributor of any such action shall not relieve the Distributor from any liability which it may have to any Corporation Indemnitee otherwise than on account of the indemnification provisions in this paragraph (g).

        (h) The Corporation shall advise the Distributor immediately: (i) of any request by the Commission for amendments to the Corporation's Registration Statement or Prospectus or for additional information; (ii) in the event of the issuance by the Commission of any stop order suspending the effectiveness of the Corporation's Registration Statement or Prospectus or the initiation of any proceedings for that purpose; (iii) of the happening of any material event which makes untrue any statement made in the Corporation's Registration Statement or Prospectus or which requires the making of a change in either thereof in order to make the statements therein not misleading; and (iv) of all action of the Commission with respect to any amendments to the Corporation's Registration Statement or Prospectus which may from time to time be filed with the Commission under the 1940 Act or the Securities Act.

        SECTION 3.  STANDARD OF CARE

        The Distributor shall use its best judgment and efforts in rendering services to the Corporation under this Agreement. The Distributor shall not be liable to the Corporation for any error of judgment or mistake of law, for any loss arising out of any investment, or for any action or inaction of the Distributor in the absence of bad faith, willful misconduct or gross negligence or based upon information, instructions or requests with respect to a Fund made to the Distributor by an officer of the Corporation duly authorized. The Distributor shall not be responsible or liable for any failure or delay in performance of its obligations under this Agreement caused by circumstances beyond its reasonable control.

        SECTION 4.  EXPENSES

        Subject  to  any   expense   reimbursement   arrangements   between  the
Distributor or others and the Corporation, the Corporation shall be responsible and assumes the obligation for payment of all its expenses.

        SECTION 5.  COMPENSATION

        (a) The Distributor shall be entitled to no compensation or reimbursement of expenses for the distribution and service activities provided by the Distributor pursuant to this Agreement, except to the extent such compensation or reimbursement is provided, with respect to any Fund or any class of a Fund, pursuant to a plan of distribution adopted under Rule 12b-1 under the 1940 Act.

        (b) Notwithstanding anything in this Agreement to the contrary, the Distributor and its affiliated persons may receive compensation or reimbursement from the Corporation with respect to (i) the provision of distribution and service activities on behalf of the Funds in accordance with any distribution plan adopted by the Corporation pursuant to Rule 12b-1 under the 1940 Act, (ii) the provision of shareholder support or other services, (iii) the provision of management services or (iv) service as a Director or officer of the Corporation.

        SECTION 6.  EFFECTIVENESS, DURATION AND TERMINATION

        (a) This Agreement shall become effective with respect to each Fund on the date on which the Corporation's Registration Statement relating to the shares of the Funds becomes effective and shall relate to every other Fund as of the date on which the Corporation's Registration Statement relating to the shares of such Fund becomes effective.

        (b) This Agreement shall continue in effect for twenty-four months as it pertains to a Fund and, thereafter, with respect to such Fund, shall continue in effect for successive twelve-month periods, provided that such continuance is specifically approved at least annually (i) by the Board or by a vote of a majority of the outstanding voting securities of the Fund and (ii) by a vote of a majority of Directors of the Corporation (A) who are not parties to this Agreement or interested persons of any such party and (B) with respect to each class of a Fund, who do not have any direct or indirect financial interest in any plan of distribution adopted under Rule 12b-1 under the 1940 Act applicable to the class or in any agreements related to such plan, cast in person at a meeting called for the purpose of voting on such approval. If the continuation of this Agreement is not approved, the Distributor may continue to render the services described herein in the manner and to the extent permitted by the 1940 Act.

        (c) This Agreement may be terminated at any time with respect to a Fund, without the payment of any penalty, (i) by the Board or by a vote of a majority of the outstanding voting securities of the Fund or, with respect to each class of a Fund for which there is an effective plan of distribution adopted under Rule 12b-1 under the 1940 Act, a majority of Directors of the Corporation who do not have any direct or indirect financial interest in any such plan or in any agreements related to such plan, on 60 days' written notice to the Distributor or (ii) by the Distributor on 60 days' written notice to the Corporation. This Agreement shall automatically terminate in the event of its assignment.

        SECTION 7.  ACTIVITIES OF DISTRIBUTOR

        Except to the extent necessary to perform its obligations under this Agreement, nothing herein shall be deemed to limit or restrict the Distributor's right, or the right of any of its officers, directors or employees (whether or not they are a director, officer, employee or other affiliated person of the Corporation) to engage in any other business or to devote time and attention to the management or other aspects of any other business, whether of a similar or dissimilar nature, or to render services of any kind to any other company, corporation, firm, individual or association.

        SECTION 8.  CONFIDENTIALITY

        The Distributor agrees to treat all records and other information related to the Corporation as proprietary information of the Corporation and, on behalf of itself and its employees, to keep confidential all such information, except that the Distributor may

        (a)  prepare  or  assist  in the  preparation  of  periodic  reports  to
shareholders  and  regulatory   bodies  such  as  the  Securities  and  Exchange
Commission;

        (b) provide information typically supplied in the investment company industry to companies that track or report price, performance or other information regarding investment companies; and

        (c) release such other information as approved in writing by the Corporation, which approval shall not be unreasonably withheld and may not be withheld where the Distributor may be exposed to civil or criminal contempt proceedings for failure to comply, when requested to divulge such information by duly constituted authorities or when so requested by the Corporation.

        SECTION 9.  MISCELLANEOUS

        (a) Except for Schedule A, no provisions of this Agreement may be amended or modified in any manner except by a written agreement properly authorized and executed by both parties hereto and, if required by the 1940 Act, by a vote of a majority of the outstanding voting securities of a Fund.

        (b) If any part, term or provision of this Agreement is held to be illegal, in conflict with any law or otherwise invalid, the remaining portion or portions shall be considered severable and not be affected, and the rights and obligations of the parties shall be construed and enforced as if the Agreement did not contain the particular part, term or provision held to be illegal or invalid.

        (c) Section headings in this Agreement are included for convenience only and are not to be used to construe or interpret this Agreement.

        (d) Notices, requests, instructions and communications received by the parties at their respective principal places of business, or at such other address as a party may have designated in writing, shall be deemed to have been properly given.

        (e) This Agreement shall be governed by and shall be construed in accordance with the laws of the State of New York.

        (f) The terms "vote of a majority of the outstanding voting securities," "interested person," "affiliated person" and "assignment" shall have the meanings ascribed thereto in the 1940 Act.

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed all as of the day and year first above written.

                                            TRANS ADVISER FUNDS, INC.

                                            /s/  Thomas A. Trantum
                                            ------------------------------
                                            Thomas A. Trantum
                                            President

                                            FORUM FINANCIAL SERVICES, INC.

                                            /s/  John Y. Keffer
                                           ------------------------------
                                            John Y. Keffer
                                            President

                            TRANS ADVISER FUNDS, INC.
                             DISTRIBUTION AGREEMENT

                                   Schedule A

                                    FUNDS OF
                            TRANS ADVISER FUNDS, INC.

                             as of November 4, 1996

                                Growth/Value Fund
                             Aggressive Growth Fund
                             Intermediate Bond Fund
                             Kentucky Tax-Free Fund
                             Tennessee Tax-Free Fund
                                Money Market Fund